UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
January 21, 2015

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Chief Executive Officer
On January 21, 2015, Invacare Corporation (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Matthew E. Monaghan that provides for his employment as the President and Chief Executive Officer of the Company, effective April 1, 2015. Upon the effectiveness of his appointment, Mr. Monaghan will succeed Robert K. Gudbranson, who has served as the Company’s Interim President and Chief Executive Officer since August 1, 2014. Mr. Gudbranson will continue to serve as Interim President and Chief Executive Officer until April 1, 2015, at which time he will resume his role as Senior Vice President and Chief Financial Officer.
Mr. Monaghan, age 47, currently serves as the Senior Vice President Global Hips and Reconstructive Research for Zimmer Holdings, Inc. and its subsidiaries (collectively, “Zimmer”), a company that designs, develops, manufactures and markets orthopaedic reconstructive, spinal and trauma devices, dental implants, and related surgical products. Mr. Monaghan joined Zimmer in December 2009 and has served in various capacities in Zimmer’s Global Hips Business. Most recently, he was appointed as Zimmer’s Senior Vice President and General Manager Global Hips and Reconstructive Research in January 2014. Mr. Monaghan’s start date of April 1, 2015 is intended to accommodate his transition of responsibilities at Zimmer, including its pending transaction to acquire Biomet, Inc. Prior to joining Zimmer, Mr. Monaghan spent eight years as an operating executive for two private equity firms, Texas Pacific Group and Cerberus Capital, where he led major acquisitions and operational improvements of portfolio companies. Mr. Monaghan began his career in manufacturing and engineering with General Electric, progressing to lead the software business for GE Medical Systems’ Computed Tomography (CT) systems and business development for GE Aircraft Engines. Mr. Monaghan holds a Bachelor’s degree in Mechanical Engineering from Cornell University, a Master’s degree in Mechanical Engineering from MIT and an MBA from INSEAD in France.
There are no family relationships between Mr. Monaghan and any director or executive officer of the Company. There are no transactions in which Mr. Monaghan has an interest that are required to be disclosed under Item 404(a) of Regulation S-K.
Employment Agreement and Compensation

In connection with Mr. Monaghan's appointment as President and Chief Executive Officer, the Company entered into the Employment Agreement with him. The Employment Agreement has a term of five years, from April 1, 2015 until April 1, 2020, and provides Mr. Monaghan with an initial base salary of $750,000 per year, which may not be decreased during the term unless part of a commensurate reduction in salaries involving all executive officers. In addition, the Employment Agreement provides that Mr. Monaghan will:

•	participate in the Company’s Executive Incentive Bonus Plan with an initial, annual bonus target opportunity of 100% of his annual base salary;

•	participate in the Company’s Long Term Incentive Plan with an initial, annual equity grant with a value of $1.4 million as of the April 1, 2015 grant date, structured as follows:

◦
70% of such initial grant will consist of performance-based restricted shares that will vest upon the achievement of predetermined business and financial goals established by the Company’s Compensation and Management Development Committee, and

◦	the remaining 30% will be service-based restricted shares that will vest 100% at the end of a three year period; and

•
an additional incentive award (to induce him to enter into the Employment Agreement) of service-based restricted shares with a value of $1,000,000 as of the April 1, 2015 grant date, which will vest ratably on an annual basis over three years.

Mr. Monaghan also will be eligible to participate on the same basis as other senior executive employees in the Company’s comprehensive benefits program and the Invacare Retirement Savings Plan. After January 1, 2016, Mr. Monaghan will be eligible to participate in the Company’s Deferred Compensation Plus Plan. Mr. Monaghan also will participate in the Company’s executive life insurance plan and executive health management program. The Company will reimburse Mr. Monaghan for the costs associated with relocating his residence, including purchasing Mr. Monaghan’s current residence at a mutually agreed-upon appraised value if it is not sold within 15 months.
Under the Employment Agreement, in the event the Company terminates Mr. Monaghan’s employment without “cause” (as defined in the Employment Agreement) or if he resigns for “good reason” (as defined in the Employment Agreement), then, conditioned upon him signing a release of claims, he will be entitled to a severance benefit in an amount equal to 24 months of his base salary and, for the year in which his employment ceases, a pro-rated portion of his target bonus in effect at the time. Additionally, upon such termination, the Company would provide Mr. Monaghan with executive outplacement services and continue to reimburse Mr. Monaghan for his COBRA health insurance premiums during the first 12 months of his separation, or until he finds other employment, whichever comes first.
The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 5.02.
In connection with the appointment of Mr. Monaghan as President and Chief Executive Officer of the Company, in addition to the Employment Agreement, Mr. Monaghan and the Company also will enter into, on or around his April 1, 2015 start date: (i) the Company’s customary form of change of control agreement, (ii) an indemnity agreement substantially similar to the Company’s customary form of indemnity agreement, and (iii) the Company’s standard form of technical information and non-competition agreement, under which Mr. Monaghan will agree, among other things, not to compete with the Company for two years following employment.
Under the change of control agreement, if there is a change in control of the Company (as defined in the agreement), and, within two years after the change in control, Mr. Monaghan’s employment is involuntarily terminated for any reason other than cause (as defined in the agreement), death or disability, or terminated by Mr. Monaghan for good reason (as defined in the agreement), then he will be entitled to receive a payment equal to two times the sum of (i) the highest annual base salary paid by the Company to Mr. Monaghan since the effective date of the agreement; and (ii) the average of the bonuses earned by Mr. Monaghan in the three fiscal years prior to the year in which the change in control occurs. Mr. Monaghan also will be entitled to receive a prorated portion of his bonus with respect to the year in which the termination occurs. In addition, under the change of control agreement, Mr. Monaghan will be entitled to a payment equal to 24 times the monthly COBRA medical insurance premium in effect at the time of termination, and accelerated vesting of all outstanding unvested stock options, restricted shares and performance shares.
The foregoing description of the Company’s form of change of control agreement is a summary and is qualified in its entirety by reference to the full text of the form of change of control agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated by reference into this Item 5.02.
Compensation of Senior Vice President and Chief Financial Officer
On January 22, 2015, the Compensation and Management Development Committee of the Company’s Board of Directors approved changes to the compensation of Robert K. Gudbranson, conditioned and effective upon Mr. Monaghan commencing employment as President and Chief Executive Officer and Mr. Gudbranson resuming his role as Senior Vice President and Chief Financial Officer of the Company. At such time, the Compensation and Management Development Committee has approved (i) that Mr. Gudbranson’s base salary will be set at $475,000 per year and (ii) an additional grant of service-based restricted shares with a value of $375,000 as of the April 1, 2015 grant date (based on the closing price on that date), which restricted shares will vest 100% at the end of an approximately three year period on May 15, 2018. The restricted shares will be awarded to Mr. Gudbranson pursuant to the Company’s customary form of award agreement, except that such award agreement will provide that the restricted shares will be subject to accelerated vesting upon any termination of Mr. Gudbranson without “cause” or his resignation for “good reason,” as such terms are defined in Mr. Gudbranson’s current employment agreement.

Item 7.01.	Regulation FD Disclosure.
On January 22, 2015, the Company issued a press release announcing the Company’s appointment of Matthew E. Monaghan as the President and Chief Executive Officer of the Company, effective as of April 1, 2015, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Employment Agreement, dated as of January 21, 2015, by and between the Company and Matthew E. Monaghan.

10.2	Form of Change of Control Agreement.

99.1	Press Release, issued by the Company on January 22, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: January 22, 2015	By:	/s/ Anthony C. LaPlaca
	Name:	Anthony C. LaPlaca
	Title:	Senior Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Employment Agreement, dated as of January 21, 2015, by and between the Company and Matthew E. Monaghan.

10.2	Form of Change of Control Agreement.

99.1	Press Release, issued by the Company on January 22, 2015.